UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 16, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of registrant as specified in its charter)

Illinois	0-14194	36-3311347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Beattie Place, P.O. Box 1089 Greenville, South Carolina	29602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(864) 239-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 16, 2007, VMS National Properties Joint Venture (“VMS”) entered into an amendment (“Amendment No. 1”) to that certain agreement (“Contribution Agreement”), dated August 21, 2006, by and between VMS, AIMCO Properties, L.P. and AIMCO Properties, LLC.  In the Contribution Agreement, VMS agreed to contribute certain of its properties to AIMCO Properties, LLC, a wholly owned subsidiary of AIMCO Properties, L.P. (the “Affiliated Contribution”).  The properties to be contributed in the Affiliated Contribution are Casa de Monterey, Buena Vista Apartments, Crosswood Park Apartments, Mountain View Apartments, Pathfinder Village Apartments, Scotchollow Apartments, and The Towers of Westchester Park.  Pursuant to Amendment No. 1, the parties increased the consideration for the Affiliated Contribution from $224,228,260 to $230,078,260, to account for the results of updated appraisals.

AIMCO Properties, L.P. and its affiliates currently own 119 units of limited partnership interest in Portfolio I representing 18.48% of the outstanding limited partnership interests, along with the 2% general partner interest for a combined ownership in Portfolio I of 20.48%.  AIMCO Properties, L.P. and its affiliates currently own 67.42 units of limited partnership interest in Portfolio II representing 25.25% of the outstanding limited partnership interests, along with the 2% general partner interest for a combined ownership in Portfolio II of 27.25%.  VMS is owned 70.69% by Portfolio I and 29.31% by Portfolio II, which results in AIMCO Properties, L.P. and its affiliates currently owning 22.47% of VMS.

The foregoing summary of the Amendment No. 1 is qualified in its entirety by reference to the Amendment No. 1, which is attached hereto as Exhibit 10.5(1)a and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.5 (1)a

Amendment No. 1 to the Contribution Agreement, dated January 16, 2007, by and between VMS National Properties Joint Venture, Aimco Properties, L.P. and Aimco Properties, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS NATIONAL PROPERTIES JOINT VENTURE
VMS National Residential Portfolio I
By: MAERIL, Inc. Managing General Partner
By: /s/Martha L. Long Martha L. Long Senior Vice President

VMS National Residential Portfolio II
By: MAERIL, Inc. Managing General Partner
By: /s/Martha L. Long Martha L. Long Senior Vice President

Date: January 19,  2007

Exhibits Index

Exhibit No.	Description
10.5 (1)a	Amendment No. 1 to the Contribution Agreement, dated January 16, 2007, by and between VMS National Properties Joint Venture, Aimco Properties, L.P. and AIMCO Properties, LLC.

Exhibit 10.5(1)a

AMENDMENT #1 TO CONTRIBUTION AGREEMENT

THIS AMENDMENT #1 TO CONTRIBUTION AGREEMENT (this “Amendment”) is made as of the 16th day of January, 2007, by and between VMS NATIONAL PROPERTIES JOINT VENTURE, an Illinois general partnership (“Contributor”), AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Parent”) and AIMCO PROPERTIES, LLC, a Delaware limited liability company (“Contributee”).

W I T N E S S E T H :

Contributor, Parent and Contributee are parties to that certain Contribution Agreement dated as of August 21, 2006 (the “Agreement”).

Contributor, Parent and Contributee desire to amend the Agreement to account for the results reflected in updated appraisals for the Real Property, as hereinafter more particularly set forth.

In consideration of the covenants and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Defined Terms.  All capitalized terms used in this Amendment which are not otherwise defined herein are used with the same meaning attributed to such capitalized terms in the Agreement.

2.

Consideration.  Section 1(c) of the Agreement is hereby amended by replacing the reference to “Two Hundred Twenty Four Million Two Hundred Twenty Eight Thousand, Two Hundred Sixty and No/100 Dollars ($224,228,260.00)” therein with “Two Hundred Thirty Million Seventy-Eight Thousand, Two Hundred Sixty and No/100 Dollars ($230,078,260.00)”.

3.

Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.

No Other Amendments.  Except as expressly set forth herein, the parties make no other amendment, alteration or modification of the Agreement nor do they, nor does any of them, by executing this Amendment, waive any provision of the Agreement or any right that they or it may have thereunder.

 [Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the day and year first above written.

CONTRIBUTOR:

VMS NATIONAL PROPERTIES JOINT VENTURE, an Illinois general partnership

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO I, an Illinois limited partnership

By:

MAERIL, INC,. a Delaware corporation, its general partner

By:  /s/ Martha L. Long

 Name: Martha L. Long

Its: Senior Vice President

By:

VMS NATIONAL RESIDENTIAL PORTFOLIO II, an Illinois limited partnership

By:

MAERIL, INC,. a Delaware corporation, its general partner

By:  /s/ Martha L. Long

 Name: Martha L. Long

Its: Senior Vice President

PARENT:

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:

AIMCO-GP, INC.,

a Delaware corporation, its general partner

By:

/s/ Harry G. Alcock

Name:  Harry G. Alcock

Its:

Executive Vice President and Chief Investment Officer

CONTRIBUTEE:

AIMCO PROPERTIES, LLC, a Delaware limited liability company

By:

AIMCO PROPERTIES, L.P., a Delaware limited partnership, its sole member

By:

AIMCO-GP, INC.,

a Delaware corporation, its general partner

By:

/s/ Harry G. Alcock

Name:  Harry G. Alcock

Its:

Executive Vice President and Chief Investment Officer